SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):        December 22, 2006

CHATTEM, INC.

(Exact name of registrant as specified in its charter)

Tennessee (State of incorporation)	0-5905 (Commission File No.)	62-0156300 (IRS Employer Identification No.)

1715 West 38th Street, Chattanooga, Tennessee 37409

(Address of principal executive offices, including zip code)

(423) 821-4571

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 22, 2006, Chattem, Inc. (the “Company”), as borrower, entered into a Fifth Amendment to Credit Agreement (the “Amendment”) with Signal Investment & Management Co., Sundex, LLC and Chattem (Canada) Holdings, Inc., as guarantors (the “Domestic Subsidiaries”), the persons identified as lenders on the signature pages thereto (the “Lenders”) and Bank of America, N.A., as agent for the Lenders (in such capacity, the “Agent”), pursuant to which, among other things, the Lenders have agreed to make a $300 million term loan (the “Term Loan”) to the Company for the purpose of financing in part the Company’s acquisition of the United States rights to certain brands currently owned by Johnson & Johnson and previously owned by the consumer healthcare business of Pfizer Inc., including ACT®, Unisom®, Cortizone, Kaopectate® and Balmex®, which is expected to close on January 2, 2007 (the “Acquisition”). The Amendment amends in its entirety the Credit Agreement dated as of February 26, 2004 (as amended by the Amendment, the “Amended Credit Agreement”), by and among the Company, the Domestic Subsidiaries, the Lenders and the Agent. The Amendment is expected to become effective on January 2, 2007 in connection with the consummation of the Acquisition, which, among other customary closing conditions, is a condition to the funding of the Term Loan.

The total amount of the revolving loan commitments under the Amended Credit Agreement remains unchanged at $100 million (the “Revolving Committed Amount”). The Amended Credit Agreement includes an “accordion” feature that permits the Company under certain circumstances to increase the Revolving Committed Amount by $50 million and, pursuant to the Amendment, to borrow an additional $50 million as a term loan. Under the Amended Credit Agreement, borrowings with respect to the revolving loans bear interest at LIBOR plus applicable percentages of 1.0% to 2.0% or a base rate plus applicable percentages of 0.0% to 0.5% and, for the Term Loan, a percentage per annum equal to LIBOR plus 1.75% for Eurodollar Loans (as defined therein) or the base rate plus 0.75% for Base Rate Loans (as defined therein).

Under the terms of the Amended Credit Agreement, the Company is required to make equal quarterly installments of $750,000 toward repayment of the principal amount of the Term Loan beginning on June 30, 2007 and terminating on January 2, 2013, at which time the outstanding principal balance will be due in full. The entire outstanding principal balance of all revolving loans, together with accrued but unpaid interest and all other sums owing with respect thereto, will be due and payable in full on November 15, 2010.

The Amendment amends the terms of certain financial covenants of the Company under the Amended Credit Agreement, including the minimum fixed charge coverage ratio, the maximum leverage ratio, the maximum senior secured leverage ratio and the minimum brand value. Otherwise, the Amended Credit Agreement contains customary covenants that are substantially the same as those existing prior to the Amendment. Likewise, the Amended Credit Agreement contains customary events of default which are substantially the same as those existing prior to the Amendment.

A copy of the Amendment is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits:

10.1	Fifth Amendment to Credit Agreement, dated December 22, 2006, by and among Chattem, Inc., its domestic subsidiaries, identified lenders and Bank of America, N.A., as agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHATTEM, INC.

Date: December 22, 2006	By:	/s/ Theodore K. Whitfield, Jr.
Theodore K. Whitfield, Jr.
Vice President, General Counsel and Secretary

EXHIBIT INDEX
Exhibit No.	Exhibit Description

10.1	Fifth Amendment to Credit Agreement, dated December 22, 2006, by and among Chattem, Inc., its domestic subsidiaries, identified lenders and Bank of America, N.A., as agent.